As filed with the U.S. Securities and Exchange Commission on September 2, 2026.

Registration No. 333-298544

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Haymaker Acquisition Corp V

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1899739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 North Flagler Drive

Suite 350

West Palm Beach, FL 33401

(929) 280-1912

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Bradley

Chief Executive Officer

Chief Financial Officer

515 North Flagler Drive

Suite 350

West Palm Beach, FL 33401

(929) 280-1912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sidney Burke Stephen P. Alicanti DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 (212) 335-4500	Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay Grand Cayman Cayman Islands KY1-9009 (345) 949-9876	Douglas S. Ellenoff Stuart Neuhauser Steven Mermelstein Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Haymaker Acquisition Corp V is filing this Amendment No. 1 (this “Amendment”) to its registration statement on Form S-1 (File No. 333-298544) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Description

1.1***	Form of Underwriting Agreement.

3.1**	Memorandum and Articles of Association.

3.2**	Form of Amended and Restated Memorandum and Articles of Association.

4.1**	Specimen Unit Certificate.

4.2**	Specimen Ordinary Share Certificate.

4.3**	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1**	Opinion of DLA Piper LLP (US).

5.2***	Form of Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.

10.1**	Form of Letter Agreement among the Registrant, Haymaker Sponsor V LLC and each of the officers and directors of the Registrant.

10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3**	Form of Registration Rights Agreement among the Registrant, Haymaker Sponsor V LLC and the Holders signatory thereto.

10.4**	Form of Private Placement Warrants Purchase Agreement between the Registrant and Haymaker Sponsor V LLC.

10.5**	Form of Private Placement Warrants Purchase Agreement between the Registrant, Cantor Fitzgerald & Co., William Blair & Company, L.L.C. and Roth Capital Partners, LLC.

10.6**	Form of Indemnity Agreement.

10.7**	Promissory Note issued to Haymaker Sponsor V LLC (f/k/a Haymaker Medici Sponsor, LLC).

10.8**	Securities Subscription Agreement between Haymaker Sponsor V LLC (f/k/a Haymaker Medici Sponsor, LLC) and the Registrant.

10.9**	Form of Advisory Services Agreement between the Registrant and Forest Crest Holdings LLC.

10.10**	Form of Administrative Services Agreement between the Registrant and Mistral Capital Management LLC.

14.1**	Form of Code of Ethics.

23.1**	Consent of WithumSmith+Brown, PC.

23.2**	Consent of DLA Piper LLP (US) (included on Exhibit 5.1).

23.3**	Consent of Ogier (Cayman) LLP (included on Exhibit 5.2).

24.1**	Power of Attorney (included on the signature page hereto).

99.1**	Audit Committee Charter.

Exhibit No.	Description

99.2**	Compensation Committee Charter.

99.3**	Nominating and Corporate Governance Committee Charter.

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107**	Filing Fee Table.

**	Previously filed.
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 2nd day of September, 2026.

Haymaker Acquisition Corp V

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher Bradley Christopher Bradley	Chief Executive Officer, Chief Financial Officer, and Chairman (principal executive officer, principal financial and accounting officer)	September 2, 2026

* Brian Shimko	Director	September 2, 2026

* Harris Heyer	Director	September 2, 2026

* Walter McLallen	Director	September 2, 2026

* William Heyer	Director	September 2, 2026

* James Heyer	Director	September 2, 2026

* By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Haymaker Acquisition Corp V, in New York, New York, on the 2nd day of September, 2026.

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	Chief Executive Officer

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